Exhibit 10.2

Exclusive Collaboration Agreement

This Exclusive Collaboration Agreement (this “Agreement”), dated as of December 28, 2022 (the “Effective Date”), is by and between DMG Tech Investment LLC, a limited liability company organized under the laws of Delaware, USA (“DMG Tech”) and Happiness Development Group Limited, a Cayman Islands exempted company with limited liability (“Happiness Develop”). DMG Tech and Happiness Develop are collectively referred to as the “Parties” for purposes of this Agreement.

WHEREAS, DMG Tech (through its affiliates) is a licensee to certain intellectual property rights as listed in Schedule A (the “IP”) for the development and operation of the certain animation experience in Korea and China (the “License”); and

WHEREAS, DMG Tech is prepared to re-negotiate with the licensor (the “Licensor”) of the License so that the License can be expanded; and

WHEREAS, the Parties wish to collaborate for the purpose of exploiting the License;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Exclusive Collaboration.

1.1 Happiness Develop hereby agrees to pay $3,000,000 to DMG Tech no later than December 31, 2022 (the “Payment”), in exchange for DMG Tech’s performance as set forth in Section 1.2.

1.2 Upon receipt of the Payment, DMG Tech shall promptly enter into negotiations with Licensor for the purpose of achieving the following business goals (collectively, “Goals”):

(a) Obtain U.S. rights in the license in the IP, and use best efforts to ensure that such rights include use of the license in some or all of the following ways:

(i)	Location Based Entertainment Centers;

(ii)	Pop Up Experiences;

(iii)	Non-fungible tokens (“NFTs”); and

(iv)	Merchandising.

(b) Transfer the License to a joint venture company (“NewCo”) to be established by the Parties or their respective designees.

1.3 DMG Tech agrees that the collaboration under this Agreement shall be exclusive, where (1) DMG Tech shall not re-negotiate or otherwise engage in discussions or transactions with the Licensor with respect to the IP, other than as set forth herein, (2) DMG Tech’s negotiation with the Licensor with respect to the Goals shall be exclusively for the benefit of NewCo, (3) NewCo’s shareholders shall be the Parties and/or their respectively designees only, and (4) Happiness Develop shall have an exclusive right to acquire 100% of the NewCo.

1.4 DMG Tech (through its affiliates) shall represent that (i) it is the licensee under the License Agreement listed in Schedule A; (ii) there is not pending or threatened litigation against DMG Tech in connection with such license; (iii) there is no lien or any encumbrance on the license; (iv) it has the right to renew the license and negotiate expansion of the license.

2. Confidentiality. Except as may be otherwise mutually agreed upon between the Parties or as required by applicable law, rule, regulation or court order or decree, the Parties shall keep this Agreement and its provisions confidential.

3. Indemnification Each Party agrees to defend, indemnify and hold harmless any other Party and its Affiliates (each, an “Indemnified Party”) from and against any and all third-party claims, liabilities, deficiencies, judgments, awards, settlements, interest, damages, losses, fines, injuries, penalties, fees, and/or costs and expenses (including reasonable outside attorneys’ fees and expenses) (collectively, “Claims”) resulting from or in connection with the Indemnifying Party’s (a) material uncured breach of this Agreement, or (b) gross negligence or willful misconduct in connection with this Agreement. For purposes of this Agreement, “Affiliates” shall mean, with respect to any individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated association, joint venture or other entity (each, a “Person”) (i) any director, officer, stockholder or member of that Person, (ii) any spouse, parent, sibling or descendant of that Person (or spouse, parent, sibling or descendant of any director or officers of that Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person.

4. Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER, OR ITS AFFILIATES, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS CONTRACT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. IN NO EVENT SHALL EITHER PARTY’S TOTAL LIABILITY TO THE OTHER UNDER THIS CONTRACT EXCEED ONE HUNDRED DOLLARS ($100). HOWEVER, THIS LIMIT ON TYPES OF DAMAGES RECOVERABLE SHALL NOT APPLY TO DAMAGES ARISING OUT OF OR RELATING TO A PARTY’S INDEMNIFICATION OBLIGATIONS.

5. Governing Law and Choice of Venue. This Agreement shall be governed by California law, and any dispute arising herefrom or related hereto shall be resolved before the appropriate state or federal courts of Los Angeles, California if DMG Tech commences an action, and shall be resolved before the appropriate state or federal courts of New York, New York if Happiness Develop commences an action. Happiness Develop hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, California for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. DMG Tech hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

6. No Partnership. Except as expressly set forth herein, neither Party or its Affiliates shall act as an agent or representative of any other Party or its Affiliates in dealings which it may have with any third party, and neither Party or its Affiliates shall have the right to incur any obligation in the name of the other Party without such Party’s prior express written consent.

7. Jointly Drafted. If an ambiguity or question arises with respect to any provision of this Agreement, such provision shall be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring either d Party by virtue of authorship of any of the provisions hereof.

8. Entire Agreement. This Agreement constitutes the sole and exclusive agreement of the Parties hereto with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. This Agreement may only be amended in a writing signed by the Parties hereto.

9. Severable. Each provision of this Agreement shall be considered separate and divisible, and in the event any such provision is held to be invalid, void, or unenforceable by a court of competent jurisdiction or other governmental body, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way.

10. Not Assignable. Neither Party shall assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations to perform hereunder, whether voluntarily, involuntarily, or by operation of law or otherwise, without the other Party’s prior written consent, which may be withheld by such Party in its sole discretion for any reason or no reason.

11. No Waiver. No waiver by any party of any of the provisions hereof shall be effective unless made in writing and signed by the parties hereto.

12. Termination. Without limitation of any other terms set forth herein that relate to termination of all or any portion of this Agreement, the Parties agree that this Agreement may be terminated by either Party in the event of the non-terminating Party’s material breach of any provision hereof and failure to cure such breach (to the extent curable) within fifteen (15) days of receipt of reasonably detailed written notice (email is sufficient) of such breach. The Parties agree to bare their own costs and attorneys’ fees incurred in connection with any such breach, or any legal proceedings that result therefrom. In the event of a termination for any reason, all provisions hereof intended to survive termination shall so survive.

[Signature Page Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

DMG Tech Investment LLC		Happiness Development Group Limited

By	/s/ Dan Mintz	By	/s/ Xuezhu Wang
Name:	Dan Mintz	Name:	Xuezhu Wang
Title:	CEO	Title:	CEO

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